EXHIBIT 99.1
HBT FINANCIAL, INC. ANNOUNCES
FOURTH QUARTER 2025 FINANCIAL RESULTS
Fourth Quarter Highlights
•Net income of $18.9 million, or $0.60 per diluted share; return on average assets (“ROAA”) of 1.47%; return on average stockholders' equity (“ROAE”) of 12.34%; and return on average tangible common equity (“ROATCE”)(1) of 14.08%
•Adjusted net income(1) of $20.1 million, or $0.64 per diluted share; adjusted ROAA(1) of 1.57%; adjusted ROAE(1) of 13.12%; and adjusted ROATCE(1) of 14.97%
•Asset quality remained strong with nonperforming assets to total assets of 0.17% and net charge-offs to average loans of 0.10%, on an annualized basis
•Net interest margin decreased 1 basis point to 4.12% and net interest margin (tax-equivalent basis)(1) decreased 2 basis points to 4.16%
Bloomington, IL, January 26, 2026 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company”, “HBT Financial” or “HBT”), the holding company for Heartland Bank and Trust Company, today reported net income of $18.9 million, or $0.60 diluted earnings per share, for the fourth quarter of 2025. This compares to net income of $19.8 million, or $0.63 diluted earnings per share, for the third quarter of 2025, and net income of $20.3 million, or $0.64 diluted earnings per share, for the fourth quarter of 2024.
J. Lance Carter, President and Chief Executive Officer of HBT Financial, said, “Our fourth quarter results wrapped up a very successful 2025, with adjusted net income(1) of $20.1 million, or $0.64 per diluted share, which was underpinned by strong balance sheet growth, excellent asset quality, and a resilient net interest margin. Loans increased $56.2 million, or 6.6% on an annualized basis, during the fourth quarter of 2025. Deposits also increased during the quarter despite moving $50.0 million of wealth management deposits off balance sheet due to strong liquidity. Asset quality remained strong with nonperforming assets to total assets remaining stable at 0.17% and charge-offs for the quarter remaining modest at 0.10%, on an annualized basis, and 0.07% for the full year.

Profitability remained strong during the fourth quarter of 2025, with an adjusted return on average assets(1) of 1.57% and an adjusted return on average tangible common equity(1) of 14.97%. In addition, tangible book value per share(1) increased to $17.20 at December 31, 2025, a 16.2% increase over the past year.

Looking ahead to 2026, we feel our strong liquidity, capital, and asset quality levels position us for another solid year of performance. We are excited about the proposed merger with CNB Bank Shares, Inc., which will be an attractive combination of our two franchises, materially enhancing our presence in the Chicago and St. Louis markets while also providing access to many new markets in central Illinois. We look forward to CNB Bank employees joining our team. The integration planning is progressing well, with anticipated closing and core system conversion expected to be completed in the first quarter of 2026.”
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

HBT Financial, Inc.

Adjusted Net Income
In addition to reporting GAAP results, the Company believes non-GAAP measures such as adjusted net income and adjusted earnings per share, which adjust for acquisition expenses, branch closure expenses, losses on extinguishment of debt, gains (losses) on closed branch premises, realized gains (losses) on sales of securities, mortgage servicing rights (“MSR”) fair value adjustments, and the tax effect of these pre-tax adjustments, provide investors with additional insight into its operational performance. The Company reported adjusted net income of $20.1 million, or $0.64 adjusted diluted earnings per share, for the fourth quarter of 2025. This compares to adjusted net income of $20.5 million, or $0.65 adjusted diluted earnings per share, for the third quarter of 2025, and adjusted net income of $19.5 million, or $0.62 adjusted diluted earnings per share, for the fourth quarter of 2024. See “Reconciliation of Non-GAAP Financial Measures” tables below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
Net Interest Income and Net Interest Margin
Net interest income for the fourth quarter of 2025 was $50.5 million, an increase of 1.1% from $50.0 million for the third quarter of 2025. The increase was primarily attributable to a decrease in funding costs and higher average interest-earning asset balances, which were partially offset by lower yields on loans as a result of decreases in benchmark interest rates. Additionally, a $0.3 million decrease in loan fees was partially offset by a $0.1 million increase in nonaccrual interest recoveries.
Relative to the fourth quarter of 2024, net interest income increased 6.6% from $47.4 million. The increase was primarily attributable to lower funding costs, higher average interest-earning asset balances, and improved yields on debt securities which were partially offset by a decrease in loan yields. Partially offsetting these improvements were a $0.2 million decrease in acquired loan discount accretion and a $0.1 million decrease in nonaccrual interest recoveries.
Net interest margin for the fourth quarter of 2025 was 4.12%, compared to 4.13% for the third quarter of 2025, while net interest margin (tax-equivalent basis)(1) for the fourth quarter of 2025 was 4.16%, compared to 4.18% for the third quarter of 2025. Lower yields on loans, which decreased 13 basis points to 6.22%, primarily driven by lower interest rates and a reduction in loan fees, were largely offset by higher average loan balances and lower funding costs, which decreased 6 basis points to 1.23%.
Relative to the fourth quarter of 2024, net interest margin increased 16 basis points from 3.96% and net interest margin (tax-equivalent basis)(1) increased 15 basis points from 4.01%. These increases were primarily attributable to lower funding costs and improved yields on debt securities, partially offset by a decrease in loan yields.
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
Noninterest Income
Noninterest income for the fourth quarter of 2025 was $9.9 million, a slight increase from $9.8 million for the third quarter of 2025. The increase was primarily attributable to a $0.2 million increase in wealth management fees, primarily driven by an increase in farm management fees and higher values of assets under management, as well as changes in the MSR fair value adjustment, with a $0.3 million negative MSR fair value adjustment included in the fourth quarter 2025 results compared to a $0.5 million negative MSR fair value adjustment included in the third quarter 2025 results. These improvements were mostly offset by a $0.2 million loss on the sale of foreclosed assets during the fourth quarter of 2025 compared to a $0.1 million gain during the third quarter 2025.
Relative to the fourth quarter of 2024, noninterest income decreased 14.9% from $11.6 million. The decrease was primarily attributable to changes in the MSR fair value adjustment, with a $0.3 million negative MSR fair value adjustment included in the fourth quarter 2025 results compared to a $1.3 million positive MSR fair value adjustment included in the fourth quarter 2024 results. Additionally, a $0.2 million decrease in income of bank owned life insurance, primarily attributable to the absence of a $0.2 million gain on life insurance proceeds recognized in the fourth quarter 2024 results, was mostly offset by higher wealth management fees.

HBT Financial, Inc.

Noninterest Expense
Noninterest expense for the fourth quarter of 2025 was $33.1 million, a 1.7% increase from the third quarter of 2025. The increase was primarily attributable to $1.0 million of acquisition-related expenses included in the fourth quarter 2025 results. Excluding acquisition-related expenses, the $0.4 million decrease in noninterest expense was primarily attributable to the absence of a $0.4 million loss on extinguishment of debt included in the third quarter 2025 results associated with the early payoff of $40.0 million of subordinated notes. Additionally, a $0.4 million increase in data processing expense, primarily related to a planned call center software upgrade, was mostly offset by a $0.3 million decrease in other noninterest expense.
Relative to the fourth quarter of 2024, noninterest expense increased 7.0% from $30.9 million. Excluding acquisition-related expenses, the $1.2 million increase in noninterest expense was primarily attributable to higher salaries expense, driven by annual merit increases, and higher employee benefits expense, driven by higher medical benefit costs.
Pending Acquisition of CNB Bank Shares, Inc.
On October 20, 2025, HBT Financial and CNB Bank Shares, Inc. (“CNB”), the holding company for CNB Bank & Trust, N.A. (“CNB Bank”), jointly announced the signing of a definitive agreement pursuant to which HBT will acquire CNB and CNB Bank. The acquisition will further enhance HBT’s footprint in the central Illinois, the Chicago MSA and the St. Louis MSA markets. Acquisition-related expenses consisted of the following during the fourth quarter of 2025 (dollars in thousands):

NONINTEREST EXPENSE
Salaries	43
Data processing	370
Legal fees and other noninterest expense	586
Total acquisition-related expenses	$999
Loan Portfolio
Total loans outstanding, before allowance for credit losses, were $3.46 billion at December 31, 2025, compared with $3.40 billion at September 30, 2025, and $3.47 billion at December 31, 2024. The $56.2 million increase from September 30, 2025 was primarily attributable to new originations to existing customers within the construction and land development and multi-family segments, as well as higher line usage in our commercial and industrial portfolio. The higher line usage was driven in part by a $15.5 million seasonal increase in grain elevator line balances as well as $8.0 million drawn on two customers’ lines which were funded shortly before and paid off shortly after year-end.
Deposits
Total deposits were $4.36 billion at December 31, 2025, compared with $4.35 billion at September 30, 2025, and $4.32 billion at December 31, 2024. The $12.1 million increase from September 30, 2025 was primarily attributable to higher balances maintained in retail and business accounts. These increases were partially offset by a $65.2 million reduction in wealth management customer money market deposits, of which $50.0 million was moved off-balance sheet during the fourth quarter due to strong levels of on-balance sheet liquidity, and lower balances maintained in public fund accounts.

HBT Financial, Inc.

Asset Quality
Nonperforming assets totaled $8.7 million, or 0.17% of total assets, at December 31, 2025, compared with $8.6 million, or 0.17% of total assets, at September 30, 2025, and $8.0 million, or 0.16% of total assets, at December 31, 2024. Additionally, of the $7.6 million of nonperforming loans held as of December 31, 2025, $2.2 million were either wholly or partially guaranteed by the U.S. government.
The Company recorded a provision for credit losses of $1.5 million for the fourth quarter of 2025. The provision for credit losses primarily reflects a $2.2 million increase in required reserves driven by increased loan balances and changes within the portfolio; a $0.1 million increase in required reserves driven by changes in the economic forecast; and a $0.8 million decrease in specific reserves.
The Company had net charge-offs of $0.8 million, or 0.10% of average loans on an annualized basis, for the fourth quarter of 2025, compared to net charge-offs of $0.1 million, or 0.02% of average loans on an annualized basis, for the third quarter of 2025, and net charge-offs of $0.7 million, or 0.08% of average loans on an annualized basis, for the fourth quarter of 2024.
The Company’s allowance for credit losses was 1.21% of total loans and 552% of nonperforming loans at December 31, 2025, compared with 1.23% of total loans and 548% of nonperforming loans at September 30, 2025. In addition, the allowance for credit losses on unfunded lending-related commitments totaled $4.1 million as of December 31, 2025, compared with $3.3 million as of September 30, 2025.
Capital
As of December 31, 2025, the Company exceeded all regulatory capital requirements under Basel III as summarized in the following table:

	December 31, 2025	For Capital Adequacy Purposes With Capital Conservation Buffer

Total capital to risk-weighted assets	16.82%	10.50%
Tier 1 capital to risk-weighted assets	15.72	8.50
Common equity tier 1 capital ratio	14.42	7.00
Tier 1 leverage ratio	12.26	4.00
The ratio of tangible common equity to tangible assets(1) increased to 10.82% as of December 31, 2025, from 10.56% as of September 30, 2025, and tangible book value per share(1) increased by $0.56 to $17.20 as of December 31, 2025, when compared to September 30, 2025.
During the fourth quarter of 2025, the Company repurchased 23,879 shares of its common stock at a weighted average price of $24.33 under its stock repurchase program. The Company’s Board of Directors authorized a new stock repurchase program that took effect upon the expiration of the Company’s prior stock repurchase program on January 1, 2026. The new stock repurchase program will be in effect until January 1, 2027 and authorizes the Company to repurchase up to $30.0 million of its common stock.
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
About HBT Financial, Inc.
HBT Financial, Inc., headquartered in Bloomington, Illinois, is the holding company for Heartland Bank and Trust Company, and has banking roots that can be traced back to 1920. HBT Financial provides a comprehensive suite of financial products and services to consumers, businesses, and municipal entities throughout Illinois and eastern Iowa through 66 full-service branches. As of December 31, 2025, HBT Financial had total assets of $5.1 billion, total loans of $3.5 billion, and total deposits of $4.4 billion.

HBT Financial, Inc.

Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include adjusted net income, adjusted earnings per share, adjusted ROAA, pre-provision net revenue, pre-provision net revenue less charge-offs (recoveries), adjusted pre-provision net revenue, adjusted pre-provision net revenue less charge-offs (recoveries), net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), efficiency ratio (tax-equivalent basis), adjusted efficiency ratio (tax-equivalent basis), the ratio of tangible common equity to tangible assets, tangible book value per share, adjusted ROAE, ROATCE, and adjusted ROATCE. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the “Reconciliation of Non-GAAP Financial Measures” tables.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release contains, and future oral and written statements of the Company and its management may contain, “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” or “should,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (i) the strength of the local, state, national and international economies and financial markets (including effects of inflationary pressures and supply chain constraints); (ii) effects on the U.S. economy resulting from the threat or implementation of, or changes to, existing policies and executive orders including tariffs, immigration policy, regulatory or other governmental agencies, foreign policy and tax regulations; (iii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, acts of war or other threats thereof (including the Russian invasion of Ukraine, conflicts in the Middle East and recent military activity in Venezuela), or other adverse events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iv) new and revised accounting policies and practices, as may be adopted by state and federal regulatory banking agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board; (v) changes in local, state and federal laws, regulations and governmental policies concerning the Company’s general business and any changes in response to bank failures; (vi) the imposition of tariffs or other governmental policies impacting the value of products produced by the Company's commercial borrowers; (vii) changes in interest rates and prepayment rates of the Company’s assets; (viii) increased competition in the financial services sector, including from non-bank competitors such as credit unions and fintech companies, and the inability to attract new customers; (ix) technological changes implemented by us and other parties, including our third-party vendors, which may have unforeseen consequences to us and our customers, including the development and implementation of tools incorporating artificial intelligence; (x) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (xi) the loss of key executives and employees, talent shortages and employee turnover; (xii) changes in consumer spending; (xiii) unexpected outcomes or costs of existing or new litigation or other legal proceedings and regulatory actions involving the Company; (xiv) the economic impact on the Company and its customers of climate change, natural disasters and of exceptional weather occurrences such as tornadoes, floods and blizzards; (xv) fluctuations in the value of securities held in our securities portfolio, including as a result of changes in interest rates; (xvi) credit risks and risks from concentrations (by type of borrower, geographic area, collateral and industry) within our loan portfolio (including commercial real estate loans) and large loans to certain borrowers; (xvii) the overall health of the local and

HBT Financial, Inc.

national real estate market; (xviii) the ability to maintain an adequate level of allowance for credit losses on loans; (xix) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and who may withdraw deposits to diversify their exposure; (xx) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact the Company’s cost of funds; (xxi) the level of nonperforming assets on our balance sheet; (xxii) interruptions involving our information technology and communications systems or third-party servicers; (xxiii) the occurrence of fraudulent activity, breaches or failures of our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; (xxiv) the effectiveness of the Company’s risk management framework; (xxv) the possibility that stockholders of CNB may not approve the merger agreement; (xxvi) the risk that a condition to closing of the proposed transaction with CNB may not be satisfied, that either party may terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all; (xxvii) potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction with CNB; (xxviii) the diversion of management time on transaction-related issues; (xxix) the ultimate timing, outcome and results of integrating the operations of CNB into those of HBT; (xxx) the effects of the merger with CNB in HBT’s future financial condition, results of operations, strategy and plans, and (xxxi) regulatory approvals of the transaction with CNB, and (xxxii) the ability of the Company to manage the risks associated with the foregoing as well as anticipated.
Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission (“SEC”).
Important Information and Where to Find It
In connection with the proposed transaction, HBT has filed materials with the SEC, including a Registration Statement on Form S-4 of HBT that includes a proxy statement of CNB and a prospectus of HBT. The Registration Statement has been declared effective by the SEC, and on or about December 19, 2025, HBT and CNB mailed a definitive proxy statement/prospectus to the shareholders of CNB in connection with its special meeting of shareholders to be held on January 26, 2026. This news release is not a substitute for the proxy statement/prospectus or the Registration Statement or for any other document that HBT has filed or may file with the SEC and send to CNB’s shareholders in connection with the proposed transaction. CNB’S SHAREHOLDERS ARE URGED TO CAREFULLY AND THOROUGHLY READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY HBT OR CNB WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HBT, CNB, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.
Investors are able to obtain free copies of the Registration Statement and proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by HBT with the SEC through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by HBT will be available free of charge from HBT’s website at https:// ir.hbtfinancial.com or by contacting HBT’s Investor Relations Department at HBTIR@hbtbank.com.
Participants in the Proxy Solicitation
HBT, CNB and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from CNB’s shareholders in connection with the proposed transaction. Information regarding the executive officers and directors of HBT is included in its definitive proxy statement for its 2025 annual meeting filed with the SEC on April 9, 2025. Information regarding the executive officers and directors of CNB and additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, is set forth in the Registration Statement and proxy statement/prospectus filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the paragraphs above.

HBT Financial, Inc.

No Offer or Solicitation
This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
CONTACT:
Peter Chapman
HBTIR@hbtbank.com
(309) 664-4556

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	As of or for the Three Months Ended			Year Ended December 31,
(dollars in thousands, except per share data)	December 31, 2025	September 30, 2025	December 31, 2024	2025	2024
Interest and dividend income	$64,391	$64,336	$62,798	$255,784	$251,700
Interest expense	13,848	14,350	15,397	56,889	62,850
Net interest income	50,543	49,986	47,401	198,895	188,850
Provision for credit losses	1,463	596	725	3,161	3,031
Net interest income after provision for credit losses	49,080	49,390	46,676	195,734	185,819
Noninterest income	9,895	9,849	11,630	38,190	35,571
Noninterest expense	33,061	32,508	30,908	129,418	124,007
Income before income tax expense	25,914	26,731	27,398	104,506	97,383
Income tax expense	6,976	6,966	7,126	27,498	25,603
Net income	$18,938	$19,765	$20,272	$77,008	$71,780

Earnings per share - diluted	$0.60	$0.63	$0.64	$2.44	$2.26

Adjusted net income (1)	$20,139	$20,452	$19,546	$79,647	$75,002
Adjusted earnings per share - diluted (1)	0.64	0.65	0.62	2.52	2.37

Book value per share	$19.58	$19.05	$17.26
Tangible book value per share (1)	17.20	16.64	14.80

Shares of common stock outstanding	31,431,924	31,455,803	31,559,366
Weighted average shares of common stock outstanding, including all dilutive potential shares	31,559,005	31,587,935	31,702,864	31,611,304	31,712,480

SUMMARY RATIOS
Net interest margin *	4.12%	4.13%	3.96%	4.13%	3.96%
Net interest margin (tax-equivalent basis) * (1)(2)	4.16	4.18	4.01	4.17	4.01

Efficiency ratio	53.64%	53.17%	51.16%	53.44%	53.99%
Efficiency ratio (tax-equivalent basis) (1)(2)	53.15	52.68	50.68	52.95	53.46

Loan to deposit ratio	79.28%	78.21%	80.27%

Return on average assets *	1.47%	1.56%	1.61%	1.53%	1.43%
Return on average stockholders' equity *	12.34	13.31	14.89	13.24	13.93
Return on average tangible common equity * (1)	14.08	15.28	17.40	15.24	16.45

Adjusted return on average assets * (1)	1.57%	1.61%	1.56%	1.58%	1.50%
Adjusted return on average stockholders' equity * (1)	13.12	13.77	14.36	13.70	14.55
Adjusted return on average tangible common equity * (1)	14.97	15.81	16.77	15.77	17.19

CAPITAL
Total capital to risk-weighted assets	16.82%	16.77%	16.51%
Tier 1 capital to risk-weighted assets	15.72	15.67	14.50
Common equity tier 1 capital ratio	14.42	14.35	13.21
Tier 1 leverage ratio	12.26	12.16	11.51
Total stockholders' equity to total assets	12.14	11.90	10.82
Tangible common equity to tangible assets (1)	10.82	10.56	9.42

ASSET QUALITY
Net charge-offs (recoveries) to average loans *	0.10%	0.02%	0.08%	0.07%	0.05%
Allowance for credit losses to loans, before allowance for credit losses	1.21	1.23	1.21
Nonperforming loans to loans, before allowance for credit losses	0.22	0.22	0.22
Nonperforming assets to total assets	0.17	0.17	0.16
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*Annualized measure.
(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Statements of Income

	Three Months Ended			Year Ended December 31,
(dollars in thousands, except per share data)	December 31, 2025	September 30, 2025	December 31, 2024	2025	2024
INTEREST AND DIVIDEND INCOME
Loans, including fees:
Taxable	$52,600	$52,818	$52,587	$211,943	$210,340
Federally tax exempt	1,250	1,245	1,199	4,878	4,523
Debt securities:
Taxable	8,385	8,320	6,829	31,075	25,801
Federally tax exempt	454	459	482	1,839	2,102
Interest-bearing deposits in bank	1,543	1,350	1,520	5,502	8,272
Other interest and dividend income	159	144	181	547	662
Total interest and dividend income	64,391	64,336	62,798	255,784	251,700
INTEREST EXPENSE
Deposits	12,920	12,995	13,672	51,689	56,047
Securities sold under agreements to repurchase	—	—	179	22	594
Borrowings	33	31	115	203	480
Subordinated notes	—	387	470	1,326	1,879
Junior subordinated debentures issued to capital trusts	895	937	961	3,649	3,850
Total interest expense	13,848	14,350	15,397	56,889	62,850
Net interest income	50,543	49,986	47,401	198,895	188,850
PROVISION FOR CREDIT LOSSES	1,463	596	725	3,161	3,031
Net interest income after provision for credit losses	49,080	49,390	46,676	195,734	185,819
NONINTEREST INCOME
Card income	2,708	2,732	2,797	10,785	11,051
Wealth management fees	3,358	3,122	3,138	12,147	10,978
Service charges on deposit accounts	2,088	2,093	2,080	8,040	7,932
Mortgage servicing	1,062	1,019	1,158	4,113	4,437
Mortgage servicing rights fair value adjustment	(310)	(514)	1,331	(1,883)	(174)
Gains on sale of mortgage loans	376	390	409	1,477	1,611
Realized gains (losses) on sales of securities	(151)	(49)	(315)	(200)	(3,697)
Unrealized gains (losses) on equity securities	43	(67)	(83)	7	(59)
Gains (losses) on foreclosed assets	(171)	148	7	4	22
Gains (losses) on other assets	3	(14)	2	(85)	(635)
Income on bank owned life insurance	171	169	415	671	915
Other noninterest income	718	820	691	3,114	3,190
Total noninterest income	9,895	9,849	11,630	38,190	35,571
NONINTEREST EXPENSE
Salaries	16,486	16,351	15,784	66,342	65,130
Employee benefits	3,359	3,314	2,649	13,538	11,311
Occupancy of bank premises	2,791	2,826	2,773	10,713	10,293
Furniture and equipment	523	737	460	2,280	2,004
Data processing	3,571	2,791	2,998	11,766	11,169
Marketing and customer relations	984	1,035	948	4,183	4,320
Amortization of intangible assets	643	694	709	2,726	2,839
Loss on extinguishment of debt	—	391	—	391	—
FDIC insurance	560	561	557	2,234	2,254
Loan collection and servicing	339	264	653	1,346	2,056
Foreclosed assets	35	62	31	169	109
Other noninterest expense	3,770	3,482	3,346	13,730	12,522
Total noninterest expense	33,061	32,508	30,908	129,418	124,007
INCOME BEFORE INCOME TAX EXPENSE	25,914	26,731	27,398	104,506	97,383
INCOME TAX EXPENSE	6,976	6,966	7,126	27,498	25,603
NET INCOME	$18,938	$19,765	$20,272	$77,008	$71,780

EARNINGS PER SHARE - BASIC	$0.60	$0.63	$0.64	$2.44	$2.27
EARNINGS PER SHARE - DILUTED	$0.60	$0.63	$0.64	$2.44	$2.26
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	31,434,409	31,481,135	31,559,366	31,502,351	31,590,117

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Balance Sheets

(dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024
ASSETS
Cash and due from banks	$24,423	$21,767	$29,552
Interest-bearing deposits with banks	97,846	133,366	108,140
Cash and cash equivalents	122,269	155,133	137,692

Debt securities available-for-sale, at fair value	813,101	793,730	698,049
Debt securities held-to-maturity	458,746	466,565	499,858
Equity securities with readily determinable fair value	3,322	3,279	3,315
Equity securities with no readily determinable fair value	2,612	2,609	2,629
Restricted stock, at cost	4,979	4,979	5,086
Loans held for sale	1,263	1,432	1,586

Loans, before allowance for credit losses	3,456,209	3,400,029	3,466,146
Allowance for credit losses	(41,690)	(41,900)	(42,044)
Loans, net of allowance for credit losses	3,414,519	3,358,129	3,424,102

Bank owned life insurance	24,660	24,489	23,989
Bank premises and equipment, net	73,642	69,965	66,758
Bank premises held for sale	—	—	317
Foreclosed assets	1,126	1,007	367
Goodwill	59,820	59,820	59,820
Intangible assets, net	15,117	15,760	17,843
Mortgage servicing rights, at fair value	16,944	17,254	18,827
Investments in unconsolidated subsidiaries	1,614	1,614	1,614
Accrued interest receivable	23,779	23,575	24,770
Other assets	33,877	35,687	46,280
Total assets	$5,071,390	$5,035,027	$5,032,902

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$1,049,043	$1,034,181	$1,046,405
Interest-bearing	3,310,220	3,313,006	3,271,849
Total deposits	4,359,263	4,347,187	4,318,254

Securities sold under agreements to repurchase	—	—	28,969
Federal Home Loan Bank advances	12,301	7,271	13,231
Subordinated notes	—	—	39,553
Junior subordinated debentures issued to capital trusts	52,909	52,894	52,849
Other liabilities	31,419	28,546	35,441
Total liabilities	4,455,892	4,435,898	4,488,297

Stockholders' Equity
Common stock	329	329	328
Surplus	298,548	297,992	297,297
Retained earnings	367,163	354,864	316,764
Accumulated other comprehensive income (loss)	(23,018)	(27,119)	(46,765)
Treasury stock at cost	(27,524)	(26,937)	(23,019)
Total stockholders’ equity	615,498	599,129	544,605
Total liabilities and stockholders’ equity	$5,071,390	$5,035,027	$5,032,902
SHARES OF COMMON STOCK OUTSTANDING	31,431,924	31,455,803	31,559,366

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024

LOANS
Commercial and industrial	$399,760	$395,859	$428,389
Commercial real estate - owner occupied	320,434	312,192	322,316
Commercial real estate - non-owner occupied	937,094	931,723	899,565
Construction and land development	280,254	269,924	374,657
Multi-family	544,941	514,801	431,524
One-to-four family residential	445,463	443,215	463,968
Agricultural and farmland	275,251	280,309	293,375
Municipal, consumer, and other	253,012	252,006	252,352
Total loans	$3,456,209	$3,400,029	$3,466,146

(dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024

DEPOSITS
Noninterest-bearing deposits	$1,049,043	$1,034,181	$1,046,405
Interest-bearing deposits:
Interest-bearing demand	1,144,416	1,102,815	1,099,061
Money market	839,097	883,327	820,825
Savings	564,220	562,149	566,533
Time	762,487	764,715	785,430
Total interest-bearing deposits	3,310,220	3,313,006	3,271,849
Total deposits	$4,359,263	$4,347,187	$4,318,254

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
(dollars in thousands)	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *

ASSETS
Loans	$3,432,308	$53,850	6.22%	$3,379,637	$54,063	6.35%	$3,387,541	$53,786	6.32%
Debt securities	1,249,183	8,839	2.81	1,265,683	8,779	2.75	1,208,404	7,311	2.41
Deposits with banks	177,348	1,543	3.45	142,659	1,350	3.75	149,691	1,520	4.04
Other	12,481	159	5.05	12,540	144	4.51	12,698	181	5.68
Total interest-earning assets	4,871,320	$64,391	5.24%	4,800,519	$64,336	5.32%	4,758,334	$62,798	5.25%
Allowance for credit losses	(41,994)			(41,711)			(40,942)
Noninterest-earning assets	269,949			268,353			277,074
Total assets	$5,099,275			$5,027,161			$4,994,466

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,129,642	$1,800	0.63%	$1,113,391	$1,676	0.60%	$1,088,082	$1,351	0.49%
Money market	866,762	4,614	2.11	833,812	4,638	2.21	787,768	4,444	2.24
Savings	561,755	397	0.28	568,001	399	0.28	562,833	389	0.27
Time	765,792	6,109	3.16	771,360	6,282	3.23	796,494	7,439	3.72
Brokered	—	—	—	—	—	—	3,261	49	5.96
Total interest-bearing deposits	3,323,951	12,920	1.54	3,286,564	12,995	1.57	3,238,438	13,672	1.68
Securities sold under agreements to repurchase	—	—	—	6	—	—	31,624	179	2.26
Borrowings	7,819	33	1.68	7,256	31	1.68	13,370	115	3.42
Subordinated notes	—	—	—	32,714	387	4.69	39,543	470	4.73
Junior subordinated debentures issued to capital trusts	52,902	895	6.70	52,887	937	7.04	52,841	961	7.23
Total interest-bearing liabilities	3,384,672	$13,848	1.62%	3,379,427	$14,350	1.68%	3,375,816	$15,397	1.81%
Noninterest-bearing deposits	1,076,899			1,028,608			1,041,471
Noninterest-bearing liabilities	28,882			30,050			35,644
Total liabilities	4,490,453			4,438,085			4,452,931
Stockholders' Equity	608,822			589,076			541,535
Total liabilities and stockholders’ equity	$5,099,275			$5,027,161			$4,994,466

Net interest income/Net interest margin (1)		$50,543	4.12%		$49,986	4.13%		$47,401	3.96%
Tax-equivalent adjustment (2)		558	0.04		552	0.05		562	0.05
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$51,101	4.16%		$50,538	4.18%		$47,963	4.01%
Net interest rate spread (4)			3.62%			3.64%			3.44%
Net interest-earning assets (5)	$1,486,648			$1,421,092			$1,382,518
Ratio of interest-earning assets to interest-bearing liabilities	1.44			1.42			1.41
Cost of total deposits			1.16%			1.19%			1.27%
Cost of funds			1.23			1.29			1.39
____________________________________
*Annualized measure.
(1)Net interest margin represents net interest income divided by average total interest-earning assets.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Year Ended
	December 31, 2025			December 31, 2024
(dollars in thousands)	Average Balance	Interest	Yield/Cost	Average Balance	Interest	Yield/Cost

ASSETS
Loans	$3,422,412	$216,821	6.34%	$3,378,059	$214,863	6.36%
Debt securities	1,234,378	32,914	2.67	1,200,444	27,903	2.32
Deposits with banks	150,323	5,502	3.66	178,436	8,272	4.64
Other	12,554	547	4.36	12,732	662	5.20
Total interest-earning assets	4,819,667	$255,784	5.31%	4,769,671	$251,700	5.28%
Allowance for credit losses	(41,970)			(40,694)
Noninterest-earning assets	270,852			279,106
Total assets	$5,048,549			$5,008,083

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,122,357	$6,498	0.58%	$1,106,136	$5,499	0.50%
Money market	830,630	18,112	2.18	797,444	18,637	2.34
Savings	567,092	1,540	0.27	584,769	1,621	0.28
Time	775,385	25,539	3.29	757,456	28,183	3.72
Brokered	—	—	—	38,286	2,107	5.50
Total interest-bearing deposits	3,295,464	51,689	1.57	3,284,091	56,047	1.71
Securities sold under agreements to repurchase	2,514	22	0.89	30,984	594	1.92
Borrowings	8,780	203	2.31	13,383	480	3.59
Subordinated notes	27,869	1,326	4.76	39,514	1,879	4.75
Junior subordinated debentures issued to capital trusts	52,879	3,649	6.90	52,819	3,850	7.29
Total interest-bearing liabilities	3,387,506	$56,889	1.68%	3,420,791	$62,850	1.84%
Noninterest-bearing deposits	1,048,975			1,033,811
Noninterest-bearing liabilities	30,619			38,113
Total liabilities	4,467,100			4,492,715
Stockholders' Equity	581,449			515,368
Total liabilities and stockholders’ equity	$5,048,549			5,008,083

Net interest income/Net interest margin (1)		$198,895	4.13%		$188,850	3.96%
Tax-equivalent adjustment (2)		2,203	0.04		2,242	0.05
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$201,098	4.17%		$191,092	4.01%
Net interest rate spread (4)			3.63%			3.44%
Net interest-earning assets (5)	$1,432,161			$1,348,880
Ratio of interest-earning assets to interest-bearing liabilities	1.42			1.39
Cost of total deposits			1.19%			1.30%
Cost of funds			1.28			1.41
____________________________________
(1)Net interest margin represents net interest income divided by average total interest-earning assets.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024

NONPERFORMING ASSETS
Nonaccrual	$7,556	$7,637	$7,652
Past due 90 days or more, still accruing	—	5	4
Total nonperforming loans	7,556	7,642	7,656
Foreclosed assets	1,126	1,007	367
Total nonperforming assets	$8,682	$8,649	$8,023

Nonperforming loans that are wholly or partially guaranteed by the U.S. Government	$2,170	$1,760	$1,573

Allowance for credit losses	$41,690	$41,900	$42,044
Loans, before allowance for credit losses	3,456,209	3,400,029	3,466,146

CREDIT QUALITY RATIOS
Allowance for credit losses to loans, before allowance for credit losses	1.21%	1.23%	1.21%
Allowance for credit losses to nonaccrual loans	551.75	548.64	549.45
Allowance for credit losses to nonperforming loans	551.75	548.29	549.16
Nonaccrual loans to loans, before allowance for credit losses	0.22	0.22	0.22
Nonperforming loans to loans, before allowance for credit losses	0.22	0.22	0.22
Nonperforming assets to total assets	0.17	0.17	0.16
Nonperforming assets to loans, before allowance for credit losses, and foreclosed assets	0.25	0.25	0.23

	Three Months Ended			Year Ended December 31,
(dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	2025	2024

ALLOWANCE FOR CREDIT LOSSES
Beginning balance	$41,900	$41,659	$40,966	$42,044	$40,048
Provision for credit losses	638	375	1,771	2,104	3,754
Charge-offs	(1,221)	(723)	(1,086)	(3,861)	(3,284)
Recoveries	373	589	393	1,403	1,526
Ending balance	$41,690	$41,900	$42,044	$41,690	$42,044

Net charge-offs	$848	$134	$693	$2,458	$1,758
Average loans	3,432,308	3,379,637	3,387,541	3,422,412	3,378,059

Net charge-offs to average loans *	0.10%	0.02%	0.08%	0.07%	0.05%
____________________________________
*Annualized measure.

	Three Months Ended			Year Ended December 31,
(dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	2025	2024

PROVISION FOR CREDIT LOSSES
Loans	$638	$375	$1,771	$2,104	$3,754
Unfunded lending-related commitments	825	221	(1,046)	1,057	(723)
Total provision for credit losses	$1,463	$596	$725	$3,161	$3,031

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Adjusted Net Income and Adjusted Return on Average Assets

	Three Months Ended			Year Ended December 31,
(dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	2025	2024

Net income	$18,938	$19,765	$20,272	$77,008	$71,780
Less: adjustments
Acquisition expenses	(999)	—	—	(999)	—
Loss on extinguishment of debt	—	(391)	—	(391)	—
Gains (losses) on closed branch premises	—	(7)	—	2	(635)
Realized gains (losses) on sales of securities	(151)	(49)	(315)	(200)	(3,697)
Mortgage servicing rights fair value adjustment	(310)	(514)	1,331	(1,883)	(174)
Total adjustments	(1,460)	(961)	1,016	(3,471)	(4,506)
Tax effect of adjustments (1)	259	274	(290)	832	1,284
Total adjustments after tax effect	(1,201)	(687)	726	(2,639)	(3,222)
Adjusted net income	$20,139	$20,452	$19,546	$79,647	$75,002

Average assets	$5,099,275	$5,027,161	$4,994,466	$5,048,549	$5,008,083

Return on average assets *	1.47%	1.56%	1.61%	1.53%	1.43%
Adjusted return on average assets *	1.57	1.61	1.56	1.58	1.50
____________________________________
*Annualized measure.
(1)Assumes a federal income tax rate of 21% and a state tax rate of 9.5%, and excludes non-deductible acquisition expenses.
Reconciliation of Non-GAAP Financial Measures –
Adjusted Earnings Per Share — Basic and Diluted

	Three Months Ended			Year Ended December 31,
(dollars in thousands, except per share amounts)	December 31, 2025	September 30, 2025	December 31, 2024	2025	2024

Numerator:
Net income	$18,938	$19,765	$20,272	$77,008	$71,780

Adjusted net income	$20,139	$20,452	$19,546	$79,647	$75,002

Denominator:
Weighted average common shares outstanding	31,434,409	31,481,135	31,559,366	31,502,351	31,590,117
Dilutive effect of outstanding restricted stock units	124,596	106,800	143,498	108,953	122,363
Weighted average common shares outstanding, including all dilutive potential shares	31,559,005	31,587,935	31,702,864	31,611,304	31,712,480

Earnings per share - basic	$0.60	$0.63	$0.64	$2.44	$2.27
Earnings per share - diluted	$0.60	$0.63	$0.64	$2.44	$2.26

Adjusted earnings per share - basic	$0.64	$0.65	$0.62	$2.53	$2.37
Adjusted earnings per share - diluted	$0.64	$0.65	$0.62	$2.52	$2.37

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Pre-Provision Net Revenue, Pre-Provision Net Revenue Less Net Charge-offs (Recoveries),
Adjusted Pre-Provision Net Revenue, and Adjusted Pre-Provision Net Revenue Less Net Charge-offs (Recoveries)

	Three Months Ended			Year Ended December 31,
(dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	2025	2024

Net interest income	$50,543	$49,986	$47,401	$198,895	$188,850
Noninterest income	9,895	9,849	11,630	38,190	35,571
Noninterest expense	(33,061)	(32,508)	(30,908)	(129,418)	(124,007)
Pre-provision net revenue	27,377	27,327	28,123	107,667	100,414
Less: adjustments
Acquisition expenses	(999)	—	—	(999)	—
Loss on extinguishment of debt	—	(391)	—	(391)	—
Gains (losses) on closed branch premises	—	(7)	—	2	(635)
Realized gains (losses) on sales of securities	(151)	(49)	(315)	(200)	(3,697)
Mortgage servicing rights fair value adjustment	(310)	(514)	1,331	(1,883)	(174)
Total adjustments	(1,460)	(961)	1,016	(3,471)	(4,506)
Adjusted pre-provision net revenue	$28,837	$28,288	$27,107	$111,138	$104,920

Pre-provision net revenue	$27,377	$27,327	$28,123	$107,667	$100,414
Less: net charge-offs	848	134	693	2,458	1,758
Pre-provision net revenue less net charge-offs	$26,529	$27,193	$27,430	$105,209	$98,656

Adjusted pre-provision net revenue	$28,837	$28,288	$27,107	$111,138	$104,920
Less: net charge-offs	848	134	693	2,458	1,758
Adjusted pre-provision net revenue less net charge-offs	$27,989	$28,154	$26,414	$108,680	$103,162
Reconciliation of Non-GAAP Financial Measures –
Net Interest Income (Tax-equivalent Basis) and Net Interest Margin (Tax-equivalent Basis)

	Three Months Ended			Year Ended December 31,
(dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	2025	2024

Net interest income (tax-equivalent basis)
Net interest income	$50,543	$49,986	$47,401	$198,895	$188,850
Tax-equivalent adjustment (1)	558	552	562	2,203	2,242
Net interest income (tax-equivalent basis) (1)	$51,101	$50,538	$47,963	$201,098	$191,092

Net interest margin (tax-equivalent basis)
Net interest margin *	4.12%	4.13%	3.96%	4.13%	3.96%
Tax-equivalent adjustment * (1)	0.04	0.05	0.05	0.04	0.05
Net interest margin (tax-equivalent basis) * (1)	4.16%	4.18%	4.01%	4.17%	4.01%

Average interest-earning assets	$4,871,320	$4,800,519	$4,758,334	$4,819,667	$4,769,671
____________________________________
*Annualized measure.
(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Efficiency Ratio (Tax-equivalent Basis) and Adjusted Efficiency Ratio (Tax-equivalent Basis)

	Three Months Ended			Year Ended December 31,
(dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	2025	2024

Total noninterest expense	$33,061	$32,508	$30,908	$129,418	$124,007
Less: amortization of intangible assets	643	694	709	2,726	2,839
Noninterest expense excluding amortization of intangible assets	32,418	31,814	30,199	126,692	121,168
Less: adjustments to noninterest expense
Acquisition expenses	999	—	—	999	—
Loss on extinguishment of debt	—	391	—	391	—
Total adjustments to noninterest expense	999	391	—	1,390	—
Adjusted noninterest expense	$31,419	$31,423	$30,199	$125,302	$121,168

Net interest income	$50,543	$49,986	$47,401	$198,895	$188,850
Total noninterest income	9,895	9,849	11,630	38,190	35,571
Operating revenue	60,438	59,835	59,031	237,085	224,421
Tax-equivalent adjustment (1)	558	552	562	2,203	2,242
Operating revenue (tax-equivalent basis) (1)	60,996	60,387	59,593	239,288	226,663
Less: adjustments to noninterest income
Gains (losses) on closed branch premises	—	(7)	—	2	(635)
Realized gains (losses) on sales of securities	(151)	(49)	(315)	(200)	(3,697)
Mortgage servicing rights fair value adjustment	(310)	(514)	1,331	(1,883)	(174)
Total adjustments to noninterest income	(461)	(570)	1,016	(2,081)	(4,506)
Adjusted operating revenue (tax-equivalent basis) (1)	$61,457	$60,957	$58,577	$241,369	$231,169

Efficiency ratio	53.64%	53.17%	51.16%	53.44%	53.99%
Efficiency ratio (tax-equivalent basis) (1)	53.15	52.68	50.68	52.95	53.46
Adjusted efficiency ratio (tax-equivalent basis) (1)	51.12	51.55	51.55	51.91	52.42
____________________________________
(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Ratio of Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share

(dollars in thousands, except per share data)	December 31, 2025	September 30, 2025	December 31, 2024

Tangible Common Equity
Total stockholders' equity	$615,498	$599,129	$544,605
Less: Goodwill	59,820	59,820	59,820
Less: Intangible assets, net	15,117	15,760	17,843
Tangible common equity	$540,561	$523,549	$466,942

Tangible Assets
Total assets	$5,071,390	$5,035,027	$5,032,902
Less: Goodwill	59,820	59,820	59,820
Less: Intangible assets, net	15,117	15,760	17,843
Tangible assets	$4,996,453	$4,959,447	$4,955,239

Total stockholders' equity to total assets	12.14%	11.90%	10.82%
Tangible common equity to tangible assets	10.82	10.56	9.42

Shares of common stock outstanding	31,431,924	31,455,803	31,559,366

Book value per share	$19.58	$19.05	$17.26
Tangible book value per share	17.20	16.64	14.80
Reconciliation of Non-GAAP Financial Measures –
Return on Average Tangible Common Equity,
Adjusted Return on Average Stockholders' Equity and Adjusted Return on Average Tangible Common Equity

	Three Months Ended			Year Ended December 31,
(dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	2025	2024

Average Tangible Common Equity
Total stockholders' equity	$608,822	$589,076	$541,535	$581,449	$515,368
Less: Goodwill	59,820	59,820	59,820	59,820	59,820
Less: Intangible assets, net	15,419	16,095	18,170	16,437	19,247
Average tangible common equity	$533,583	$513,161	$463,545	$505,192	$436,301

Net income	$18,938	$19,765	$20,272	$77,008	$71,780
Adjusted net income	20,139	20,452	19,546	79,647	75,002

Return on average stockholders' equity *	12.34%	13.31%	14.89%	13.24%	13.93%
Return on average tangible common equity *	14.08	15.28	17.40	15.24	16.45

Adjusted return on average stockholders' equity *	13.12%	13.77%	14.36%	13.70%	14.55%
Adjusted return on average tangible common equity *	14.97	15.81	16.77	15.77	17.19
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*Annualized measure.